Exhibit 10.3
DELCATH SYSTEMS, INC.
2020 OMNIBUS EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (together with the Notice of Restricted Stock Unit Award, this “Agreement”) is made as of the Date of Award (the “Grant Date”), as defined under the Notice of Restricted Stock Unit Award (“Grant Notice”), by and between Delcath Systems, Inc., a Delaware corporation (the “Company”), and the Participant.
The parties hereto agree as follows:
1.Restricted Stock Unit Award.
(a)The Company, pursuant to its 2020 Omnibus Equity Incentive Plan (the “Plan”), hereby grants to the Participant a Restricted Stock Unit Award with respect to the number of Restricted Stock Units set forth in the Grant Notice. This Restricted Stock Unit Award is subject to all of the terms and conditions as set forth herein and in the Plan which is attached hereto Attachment I and is hereby incorporated by reference. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Plan. In the event that any provision of this Agreement conflicts with any term in the Plan, the term in the Plan shall be deemed controlling.
(b)This Restricted Stock Unit Award represents the right to be issued on a future date the number of shares of Common Stock that is equal to the number of Restricted Stock Units as indicated in the Grant Notice, as modified to reflect any capitalization adjustments and subject to the Participant’s satisfaction of the vesting conditions set forth therein. Any additional Restricted Stock Units that become subject to the Restricted Stock Unit Award pursuant to capitalization adjustments as set forth in Section 4(d) of the Plan and the provisions of Section 4 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by this Restricted Stock Unit Award.
(c)This Restricted Stock Unit Award is subject to all the provisions of the Plan, including but not limited to the provisions in Section 4(d) of the Plan (Adjustments for Change in Common Stock, Etc.), Section 12 of the Plan (Forfeiture Events), Section 13 of the Plan (Change in Control), Section 14(i) of the Plan (Tax Withholding), and Section 14(r) of the Plan (No Continued Service Rights).
2.Participation. The Participant shall be deemed a “Participant” for purposes of applying the terms of the Plan to this Agreement and the Restricted Stock Unit Award granted hereby.
3.Vesting Provisions.
(a)General. Provided that the Participant remains in Service as of each applicable vesting date, this Restricted Stock Unit Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, subject to the provisions contained herein and the terms of the Plan. The Restricted Stock Unit Award, to the

Exhibit 10.3
extent unvested as of the date of the Participant’s termination of Service for any reason, shall terminate upon the date of such termination of Service.
(b)Acceleration upon Change in Control. Provided that the Participant remains in Service as of the consummation date of a Change in Control, any unvested portion of the Restricted Stock Unit Award that has not previously been forfeited or otherwise terminated will become vested in full upon such consummation date.
4.Withholding Obligations. Unless the Committee determines to require or permit the Participant to satisfy the U.S. federal, state, and local tax withholding obligations and non-U.S. tax withholding obligations, if any, which arise in connection with this Restricted Stock Unit Award (the “Withholding Obligation”) in any other manner allowed by Section 14(i) of the Plan, the Company shall automatically withhold shares of Common Stock that are otherwise deliverable to the Participant in respect of the Restricted Stock Units in an amount necessary to satisfy any Withholding Obligation. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to the Participant any Common Stock in respect of the Restricted Stock Unit Award. In the event the Withholding Obligation of the Company arises prior to the delivery to the Participant of Common Stock or it is determined after the delivery of Common Stock to the Participant that the amount of the Withholding Obligation was greater than the amount withheld by the Company, the Participant agrees to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
5.Date of Issuance. The issuance of shares of Common Stock in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Withholding Obligation, if any, in the event one or more Restricted Stock Units vests, the Company shall issue to the Participant one (1) share of Common Stock for each Restricted Stock Unit (subject to any adjustment under Section 4(d) of the Plan, and subject to any different provisions in the Grant Notice) that vests on the applicable vesting date(s) or on a later date as determined by the Company, but in no event later than (a) December 31 of the calendar year in which the applicable vesting date occurs (that is, the last day of the Participant’s taxable year in which the applicable vesting date occurs), or (b) if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock issuable as a result of the applicable vesting date under the Restricted Stock Unit Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
6.Transferability. Except as otherwise provided in the Plan, this Restricted Stock Unit Award is not transferable, except by will or in accordance with the laws of descent and distribution.
7.No Rights as a Stockholder. The Participant shall not have any of the rights of a stockholder with respect to the shares of Common Stock underlying the Restricted Stock Unit Award unless and until such shares of Common Stock have been issued to the Participant in accordance with Section 6 hereof.
8.Change in Control. The Restricted Stock Unit Award is subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.
9.No Liability for Taxes. As a condition to accepting the Restricted Stock Unit Award, the Participant hereby (a) agrees to not make any claim against the Company, or any of its Officers,

Exhibit 10.3
Directors, Employees or Affiliates, related to tax liabilities arising from the Restricted Stock Unit Award or other Company compensation and (b) acknowledges that the Participant was advised to consult with the Participant’s own personal tax, financial and other legal advisors regarding the tax consequences of the Restricted Stock Unit Award and has either done so or knowingly and voluntarily declined to do so.
10.Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
11.Personal Data. For the purpose of implementing, administering and managing the Plan, this Agreement and the Restricted Stock Unit Award granted hereunder, the Participant, by execution hereof, consents to the collection, receipt, use, retention and transfer, in electronic or other form, of the Participant’s personal data by and among the Company and its third party vendors or any potential party to any Change in Control transaction or capital raising transaction involving the Company. The Participant understands that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and shares awarded, cancelled, exercised, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of this Agreement, the Restricted Stock Unit Award and the Plan and the Participant expressly authorizes such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). The Participant understands that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that data will be held only as long as is necessary to implement, administer and manage this Restricted Stock Unit Award. The Participant understands that the Participant may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to accept this Restricted Stock Unit Award or the shares of Common Stock underlying such award.
12.Consent to Electronic Delivery and Participation. By accepting this Restricted Stock Unit Award, the Participant agrees to participate hereunder through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Agreement, the Plan, account statements, prospectuses, and all other documents, communications, or information related to the Restricted Stock Unit Award. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Agreement, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. The Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if the Participant contacts the Company by telephone, through a postal service, or electronic mail to the appropriate Person designated by the Committee.
13.No Future Entitlement. By execution of this Agreement, the Participant acknowledges and agrees that: (i) the grant of this Restricted Stock Unit Award is a one-time benefit which does not create any contractual or other right to receive future grants of equity or equity-based incentive awards, or compensation in lieu of equity or equity-based incentive awards, even if equity or equity-based incentive awards have been granted repeatedly in the past; (ii) all

Exhibit 10.3
determinations with respect to any such future grants, including, but not limited to, the times when any such equity or equity-based incentive awards shall be granted, the maximum number of shares subject to each such equity or equity-based incentive award, and any vesting conditions with respect thereto, will be at the sole discretion of the Committee; (iii) the value of this Restricted Stock Unit Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; and (iv) the vesting of this Restricted Stock Unit Award ceases upon termination of employment with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement or the Plan.
14.Other Documents.  The Participant hereby acknowledges receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, the Participant acknowledges receipt of the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricting the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.
15.General Provisions.
(a)Transfers in Violation of Agreement. Any transfer or attempted transfer of the Restricted Stock Unit Award in violation of any provision of this Agreement or the Plan shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Restricted Stock Unit Award or the shares of Common Stock underlying such award.
(b)Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the enforceability of this Agreement in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
(c)Complete Agreement. This Agreement (including the terms of the Plan as incorporated herein by reference) embodies the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements and representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
(d)Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
(e)Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of, and be enforceable by, the Participant and the Company and their respective successors and assigns; provided, that the rights and obligations of the Participant under this Agreement shall not be assignable except as may otherwise be expressly permitted in this Agreement or in the Plan.
(f)Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware

Exhibit 10.3
(without reference to any choice of law rules that would require the application of the laws of any other jurisdiction). Each of the Company and the Participant waives the necessity for personal service of any and all process upon such party and consents that all such service of process may be made by registered or certified mail (return receipt requested), in each case directed to such party at the address set forth in the Company’s records, and service so made will be deemed to be completed on the date of actual receipt. Each of the Company and the Participant consents to service of process as aforesaid. Nothing in this Agreement will prohibit personal service in lieu of the service by mail contemplated herein.
(g)Amendment. The provisions of this Agreement may be amended by the Committee at any time; provided, however, that the Committee may not change any term of this Agreement in a manner which would have a materially adverse effect on the Participant without the Participant’s approval, unless such an amendment is required by Applicable Law or otherwise expressly permitted by the terms of the Plan.
(h)Interpretation. All questions of interpretation concerning this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Restricted Stock Unit Award as provided by the Plan. Any officer (other than the Participant) shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein or in the Plan, provided that the officer has apparent authority with respect to such matter, right, obligation, or election.
(i)Further Instruments. The Committee may require that the Participant execute any agreements (or the Committee may otherwise impose other requirements) with such terms as the Committee deems appropriate, with respect to the Restricted Stock Unit Award or the shares of Common Stock underlying such award. The Participant shall execute any additional documents the Committee deems necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the terms of this Agreement.
(j)Section 409A. The Restricted Stock Unit Award is intended to be exempt from, or in the alternative, to comply with, Section 409A of the Code, and this Agreement (including the Plan, as incorporated by reference herein) shall be administered and interpreted consistent with such intent. Notwithstanding the foregoing, the Company makes no representations that the Restricted Stock Unit Award or the vesting and payments provided by this Agreement are exempt from or comply with Section 409A of the Code, and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
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Exhibit 10.3
Notice of Restricted Stock Unit Award
Company Name                    Delcath Systems, Inc.
Plan                         2020 Omnibus Equity Incentive Plan
Participant ID
Participant Name
Participant Address
Grant/Award Type                    Restricted Stock Unit
Number of Restricted Stock Units Granted
Date of Award

Vesting Schedule
Vesting Date             No. of Restricted Stock Units            Percent